                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q  File No. 1-1839


       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)

                                                                                              Twelve Months Ended
                                                                                         --------------------------
       Line                                                                                March 31,    December 31,
        No                                                                                   1999           1998
       ----                                                                              ------------   -----------
        1     Net income before extraordinary items                                      $   644,280    $   594,206
                                                                                         -----------    -----------
        2     Net provisions for income taxes and investment tax credits deferred
        3       charged to-
        4         Operations                                                             $   381,001    $   355,667
        5         Other income                                                                (3,413)        (4,741)
                                                                                         -----------    -----------
        6                                                                                $   377,588    $   350,926
                                                                                         -----------    -----------

        7     Fixed charges-
        8       Interest on debt                                                         $   477,169    $   450,226
        9       Estimated interest component of nuclear fuel and
       10          other lease payments, rentals and other interest                           71,145         74,568
       11       Amortization of debt discount, premium and expense                            11,704         10,369
       12       Company-obligated mandatorily redeemable preferred securities
       13          dividend requirements of subsidiary trusts holding solely the
       14          Company's subordinated debt securities                                     29,710         29,710
                                                                                         -----------    -----------
       15                                                                                $   589,728    $   564,873
                                                                                         -----------    -----------
       16     Preferred and preference stock dividend requirements-
       17       Provisions for preferred and preference stock dividends                  $    57,634    $    56,884
       18       Taxes on income required to meet provisions for
       19          preferred and preference stock dividends                                   37,723         37,232
                                                                                         -----------    -----------
       20                                                                                $    95,357    $    94,116
                                                                                         -----------    -----------
       21     Fixed charges and preferred and preference stock
       22       dividend requirements                                                    $   685,085    $   658,989
                                                                                         -----------    -----------
       23     Earned for fixed charges and preferred and preference stock
       24       dividend requirements                                                    $ 1,611,596    $ 1,510,005
                                                                                         -----------    -----------
       25     Ratios of earnings to fixed charges (line 24 divided by line 15)                  2.73           2.67
                                                                                                ====           ====

       26     Ratios of earnings to fixed charges and preferred and preference                  2.35           2.29
       27       stock dividend requirements (line 24 divided by line 22)                        ====           ====
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